Exhibit 99.1

PMGC Holdings Inc. Announces Reverse Stock Split Effective January 6, 2026

NEWPORT BEACH, Calif., January 5, 2026 (GLOBE NEWSWIRE) -- PMGC Holdings Inc. (NASDAQ: ELAB) (“PMGC” or the “Company”) today announced that, as previously disclosed on January 2, 2026, it will effect a 1-for-4 reverse stock split (the “Split”) of its issued and outstanding and authorized common stock, par value $0.0001 per share (“Common Stock”), effective at 9:00 am, Eastern time, on January 6, 2026.

Key Details of the Reverse Stock Split:

●	Conversion Ratio: Every 4 shares of issued and outstanding Common Stock will be consolidated into one share of Common Stock, and every 4 shares of authorized Common Stock will be consolidated into one share of Common Stock, each with no further action required from shareholders.

●	Fractional Shares: Shareholders entitled to fractional shares will receive one full share for each fractional portion.

●	Updated Stock Identifier: While the trading symbol for the Common Stock will remain “ELAB,” the Common Stock will be designated a new CUSIP number 73017P409.

●	Equity Adjustments: Outstanding stock awards, options, and the shares reserved for the equity incentive plan will be adjusted proportionally to reflect the Split.

●	Warrant Share and Exercise Price Adjustments: Shares of Common Stock underlying outstanding warrants and the exercise price of the outstanding warrants will be adjusted proportionally to reflect this stock split.

Impact on Shareholders:

●	Certificate Holders: Shareholders with physical certificates can exchange them, if desired, through VStock Transfer, LLC, the transfer agent of the Company, which will provide detailed instructions.

●	Share Value: The reverse split does not impact the overall value of shareholder equity; it only reduces the number of shares outstanding while proportionally adjusting the share price.

Impact on our Common Stock:

Immediately prior to the reverse stock split, the Company has approximately 2,014,852 shares of common stock issued and outstanding. Following the effectiveness of the reverse stock split on January 6, 2026, the Company expects to have approximately 503,713 shares of common stock issued and outstanding, subject to adjustment for rounding and other customary adjustments.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC Holdings’ filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:
IR@pmgcholdings.com